As filed with the Securities and Exchange Commission on May 31, 2023.

Registration No. 333-271567

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CYNGN INC.

(Exact name of registrant as specified in its charter)

Delaware	7371	46-2007094
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1015 O’Brien Dr.

Menlo Park, CA 94025

(650) 924-5905

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Lior Tal

Chief Executive Officer

1015 O’Brien Dr.,

Menlo Park, CA 94025

(650) 924-5905

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq.

Marcelle S. Balcombe, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

(212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains three prospectuses: (i) a base prospectus to be used in connection with offerings and sales by the Registrant from time to time, in one or more series or issuances and on terms to be determined at the time of the offering, any combination of the securities described in that prospectus, up to an aggregate amount of $50,000,000 (the “Shelf Prospectus”), (ii) a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $8,773,970 of our common stock that may be issued and sold under a Sales Agreement entered into with Virtu Americas LLC (the “ATM Prospectus”), and (iii) a resale prospectus to be used in connection with the potential resale by the Selling Stockholders named therein of up to 7,721,781 outstanding shares of common stock (the “Selling Stockholder Prospectus”).

The information in this prospectus is not complete and may be changed. We may not sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities described herein and we are not soliciting offers to buy such securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 31, 2023

PROSPECTUS

CYNGN INC.

$50,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

RIGHTS

UNITS

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, rights, or a combination of these securities, or units, for an aggregate initial offering price of up to $50,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “CYN”. On May 30, 2023, the last reported sale price of our common stock was $1.04.

The aggregate market value of our outstanding common stock held by non-affiliates is approximately $26,316,196 based on 33,723,669 shares of outstanding common stock, of which 15,059,700 shares are held by affiliates, and a per share price of $1.41, which was the closing sale price of our common stock as quoted on the Nasdaq Capital Market on April 18, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. During the 12 calendar month period that ends on, and includes, the date of this prospectus, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 2, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using the “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $50,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time that we offer and sell securities under this prospectus, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used in this prospectus and unless otherwise indicated, the terms “we,” “us,” “our,” “Cyngn,” or the “Company” refer to CYNGN Inc. and its consolidated subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance. These forward-looking statements involve risks and uncertainties, including statements regarding our capital needs, business strategy and expectations. Any statements that are not of historical fact may be deemed to be forward-looking statements. In some cases you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue”, the negative of the terms or other comparable terminology. Actual events or results may differ materially from the anticipated results or other expectations expressed in the forward-looking statements.

These forward-looking statements reflect our management’s beliefs and views with respect to future events, are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in these forward-looking statements. We discuss many of these risks in greater detail in this prospectus under “Risk Factors” and in our Annual Report on Form 10-K filed with the SEC on March 17, 2023 and in our Quarterly Report on Form 10-Q filed with the SEC on May 11, 2023, as well as those described in the other documents we file with the SEC. These factors may cause our actual results to differ materially from any forward-looking statements. We disclaim any obligation to publicly update these statements, or disclose any difference between actual results and those reflected in these statements, except as may be required under applicable law.

Moreover, new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We do not undertake and specifically decline any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable laws or regulations.

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ABOUT CYNGN INC.

Overview

We are an autonomous vehicle (“AV”) technology company that is focused on addressing industrial uses for autonomous vehicles. We believe that technological innovation is needed to enable adoption of autonomous industrial vehicles that will address the substantial industry challenges that exist today. These challenges include labor shortages, lagging technological advancements from incumbent vehicle manufacturers, and high upfront investment commitment.

According to the “Trends in Supporting and Scaling Modern Automation” report by Ricoh & ABI Research Report, historically, less than 1% of industrial vehicle equipment shipped by top manufacturers has been automated. Despite these low penetration rates, the benefits of industrial vehicle automation can produce operational efficiency gains of upwards of 50%, according to the “Industry 4.0: Reimagining manufacturing operations after COVID 19” article by McKinsey & Company. As automation proliferates, these industries will gradually shift to service-based models that will decrease upfront capital expenditures and create new revenue streams while unlocking new value in the supply chain. Our Autonomous Vehicle (“AV”) technology is uniquely positioned to capitalize upon these changes by offering a universal autonomy solution that can deliver self-driving capabilities and data insights to nearly every industrial vehicle on the market.

We integrate our full-stack autonomous driving software, DriveMod, onto vehicles manufactured by Original Equipment Manufacturers (“OEM”) either via retrofit of existing vehicles or by integration directly into vehicle assembly. We design the Enterprise Autonomy Suite (“EAS”) to be compatible with sensors and components from leading hardware technology providers and integrate our proprietary AV software to produce differentiated autonomous vehicles.

Autonomous driving has common technological building blocks that remain similar across vehicles and applications. By tapping into these building blocks, DriveMod is designed to deliver autonomy to new vehicles via streamlined hardware/software integration. This vehicle-agnostic approach enables DriveMod to expand to new vehicles and novel operational design domains (“ODD”). In short, almost every industrial vehicle, regardless of use case, can move autonomously using our technology.

Our approach accomplishes several primary value propositions:

1.	Brings autonomous capabilities to vehicles built by proven manufacturers that are already trusted by customers.

2.	Generates continual customer value by leveraging the synergistic relationship of autonomous vehicles and data.

3.	Creates consistent autonomous vehicle operation and interfaces for diverse fleets.

4.

Complements the core competencies of existing industry players by introducing leading-edge technologies like Artificial Intelligence (“AI”) and Machine Learning (“ML”), cloud/connectivity, sensor fusion, high-definition mapping, and real-time dynamic path planning & decision making.

We believe our market positioning as a technology partner to vehicle manufacturers creates a synergy with incumbent suppliers that already have established sales, distribution, and service/maintenance channels. By focusing on industrial use cases and partnering with the incumbent OEMs in these spaces, we believe we can source and execute revenue-generating opportunities more quickly.

Our long-term vision is for EAS to become a universal autonomous driving solution with minimal marginal cost for companies to adopt new vehicles and expand their autonomous fleets across new deployments. We have already deployed DriveMod software on more than ten different vehicle form factors that range from stockchasers and stand-on floor scrubbers to 14-seat shuttles and electric forklifts as part of prototypes and proof of concept projects, demonstrating the extensibility of our AV building blocks.

Our Corporate Information

The Company was originally incorporated in the State of Delaware on February 1, 2013, under the name Cyanogen, Inc. or Cyanogen. The Company started as a venture funded company with offices in Seattle and Palo Alto, aimed at commercializing CyanogenMod, direct to consumer and through collaborations with mobile phone manufacturers. CyanogenMod was an open-source operating system for mobile devices, based on the Android mobile platform.

Between 2013 and 2015, Cyanogen released multiple versions of its mobile operating system, and collaborated with an ecosystem of companies including mobile phone OEMs, content providers and leading technology partners.

In 2016 the Company’s management and board of directors, determined to pivot its product focus and commercial direction from the mobile device and telecom space to industrial and commercial autonomous driving. In May 2017, the Company changed its name to CYNGN Inc.

Our principal executive offices are located at 1015 O’Brien Dr., Menlo Park, CA 94025, and our telephone number is (650) 924-5905. We maintain our corporate website at www.cyngn.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including working capital.

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DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 100,000,000 shares of common stock, par value of $0.00001 per share.

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting rights. Because of this, the holders of a plurality of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by law. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Listing

Our common stock is currently listed on the NASDAQ Capital Market under the symbol “CYN.”

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DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.00001 per share, from time to time, in one or more series. We do not have any outstanding shares of preferred stock.

Our certificate of incorporation authorizes our board of directors to issue preferred stock from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, dividends or limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the board of directors for each class or series of stock. Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, or any securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change-in-control of the Company.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of the warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	if appropriate, a discussion of Federal income tax consequences; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

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DESCRIPTION OF RIGHTS

This section describes the general terms of the rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The particular terms of each issue of rights, the rights agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the rights;

●	the date of determining the stockholders entitled to the rights distribution;

●	the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	the date, if any, on and after which the rights will be separately transferable;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

7

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

9

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the Nasdaq Capital Market or other market on which are shares may then trade at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheets of the Company as of December 31, 2022 and 2021, the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2022 and the related notes, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our website found at www.cyngn.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (ii) after the date of this prospectus until the offering of the securities is terminated:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 17, 2023;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 11, 2023;

●	our Current Report on Form 8-K filed with the SEC on March 29, 2023; and

●	the description of our common stock contained in our Registration Statement on Form 8-A registering our common stock under Section 12(b) under the Exchange Act, filed with the SEC on October 19, 2021.

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$50,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

PROSPECTUS

, 2023

The information in this prospectus is not complete and may be changed. We may not sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities described herein and we are not soliciting offers to buy such securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 31, 2023

PROSPECTUS

CYNGN INC.

Up to $8,773,970

COMMON STOCK

We have entered into an ATM Sales Agreement (the “Sales Agreement”), with Virtu Americas LLC (“Virtu”) relating to the sale of shares of our common stock, par value $0.00001 per share, offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $8,773,970 from time to time through or to Virtu, acting as our agent or principal.

Our common stock is listed on The Nasdaq Capital Market under the symbol “CYN.” On May 30, 2023, the last reported sale price for our common stock was $1.04 per share. The aggregate market value of our outstanding common stock held by non-affiliates is approximately $26,316,196 based on 33,723,669 shares of outstanding common stock, of which 15,059,700 shares are held by affiliates, and a per share price of $1.41, which was the closing sale price of our common stock as quoted on The Nasdaq Capital Market on April 18, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. During the 12 calendar month period that ends on, and includes, the date of this prospectus, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

Sales of our common stock, if any, under this prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Virtu is not required to sell any specific amount of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Virtu and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Virtu for sales of common stock sold pursuant to the Sales Agreement will be up to 3% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, Virtu will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Virtu will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Virtu with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully consider the risk factors described in “Risk Factors” on page 4 of this prospectus, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed on Form S-3 with the U.S. Securities and Exchange Commission (SEC), using a “shelf” registration process. By using a shelf registration statement, we may sell an unspecified amount of securities from time to time. Under this prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $8,773,970 from time to time through or to Virtu acting as our agent or principal at prices and on terms to be determined by market conditions at the time of the offering. The $8,773,970 of shares of our common stock that may be sold under this prospectus are included in the $50,000,000 of shares of common stock that may be sold under the registration statement.

This prospectus relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the heading “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

This prospectus describes the specific details regarding this offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and Virtu has not, authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus, any applicable prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and Virtu take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Virtu is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein or therein, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, any applicable prospectus supplement and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision.

As used in this prospectus and unless otherwise indicated, the terms “we,” “us,” “our,” “Cyngn,” or the “Company” refer to CYNGN Inc. and its consolidated subsidiaries.

ii

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus and in the documents we incorporate by reference into this prospectus and the accompanying base prospectus. The summary is not complete and does not contain all of the information that you should consider before investing in our common stock. After you read this summary, you should read and consider carefully the entire prospectus and the more detailed information and financial statements and related notes that are incorporated by reference into this prospectus. If you invest in our shares, you are assuming a high degree of risk.

Overview

We are an autonomous vehicle (“AV”) technology company that is focused on addressing industrial uses for autonomous vehicles. We believe that technological innovation is needed to enable adoption of autonomous industrial vehicles that will address the substantial industry challenges that exist today. These challenges include labor shortages, lagging technological advancements from incumbent vehicle manufacturers, and high upfront investment commitment.

According to the “Trends in Supporting and Scaling Modern Automation” report by Ricoh & ABI Research Report, historically, less than 1% of industrial vehicle equipment shipped by top manufacturers has been automated. Despite these low penetration rates, the benefits of industrial vehicle automation can produce operational efficiency gains of upwards of 50%, according to the “Industry 4.0: Reimagining manufacturing operations after COVID 19” article by McKinsey & Company. As automation proliferates, these industries will gradually shift to service-based models that will decrease upfront capital expenditures and create new revenue streams while unlocking new value in the supply chain. Our Autonomous Vehicle (“AV”) technology is uniquely positioned to capitalize upon these changes by offering a universal autonomy solution that can deliver self-driving capabilities and data insights to nearly every industrial vehicle on the market.

We integrate our full-stack autonomous driving software, DriveMod, onto vehicles manufactured by Original Equipment Manufacturers (“OEM”) either via retrofit of existing vehicles or by integration directly into vehicle assembly. We design the Enterprise Autonomy Suite (“EAS”) to be compatible with sensors and components from leading hardware technology providers and integrate our proprietary AV software to produce differentiated autonomous vehicles.

Autonomous driving has common technological building blocks that remain similar across vehicles and applications. By tapping into these building blocks, DriveMod is designed to deliver autonomy to new vehicles via streamlined hardware/software integration. This vehicle-agnostic approach enables DriveMod to expand to new vehicles and novel operational design domains (“ODD”). In short, almost every industrial vehicle, regardless of use case, can move autonomously using our technology.

Our approach accomplishes several primary value propositions:

1.	Brings autonomous capabilities to vehicles built by proven manufacturers that are already trusted by customers.

2.	Generates continual customer value by leveraging the synergistic relationship of autonomous vehicles and data.

3.	Creates consistent autonomous vehicle operation and interfaces for diverse fleets.

4.	Complements the core competencies of existing industry players by introducing leading-edge technologies like Artificial Intelligence (“AI”) and Machine Learning (“ML”), cloud/connectivity, sensor fusion, high-definition mapping, and real-time dynamic path planning & decision making.

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We believe our market positioning as a technology partner to vehicle manufacturers creates a synergy with incumbent suppliers that already have established sales, distribution, and service/maintenance channels. By focusing on industrial use cases and partnering with the incumbent OEMs in these spaces, we believe we can source and execute revenue-generating opportunities more quickly.

Our long-term vision is for EAS to become a universal autonomous driving solution with minimal marginal cost for companies to adopt new vehicles and expand their autonomous fleets across new deployments. We have already deployed DriveMod software on more than ten different vehicle form factors that range from stockchasers and stand-on floor scrubbers to 14-seat shuttles and electric forklifts as part of prototypes and proof of concept projects, demonstrating the extensibility of our AV building blocks.

Our Corporate Information

The Company was originally incorporated in the State of Delaware on February 1, 2013, under the name Cyanogen, Inc. or Cyanogen. The Company started as a venture funded company with offices in Seattle and Palo Alto, aimed at commercializing CyanogenMod, direct to consumer and through collaborations with mobile phone manufacturers. CyanogenMod was an open-source operating system for mobile devices, based on the Android mobile platform.

Between 2013 and 2015, Cyanogen released multiple versions of its mobile operating system, and collaborated with an ecosystem of companies including mobile phone OEMs, content providers and leading technology partners.

In 2016 the Company’s management and board of directors, determined to pivot its product focus and commercial direction from the mobile device and telecom space to industrial and commercial autonomous driving. In May 2017, the Company changed its name to CYNGN Inc.

Our principal executive offices are located at 1015 O’Brien Dr., Menlo Park, CA 94025, and our telephone number is (650) 924-5905. We maintain our corporate website at www.cyngn.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.

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THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $8,773,970.

Plan of Distribution	“At the market offering” that may be made from time to time on The Nasdaq Capital Market or other market for our common stock in the United States through or to Virtu, as our sales agent or principal. See the section entitled “Plan of Distribution” in this prospectus.

Use of Proceeds	We intend to use the net proceeds of this offering for general corporate purposes, including working capital. See “Use of Proceeds.”

Risk Factors	Please read “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the securities offered in this prospectus.

Nasdaq Capital Market symbol	“CYN”

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed below, as well as those under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as filed with the SEC, and as incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed by us after the date hereof and incorporated by reference into this prospectus. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Risks Relating to this Offering

If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 8,773,970 shares of our common stock are sold at a price of $1.00 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on May 23, 2023, for aggregate gross proceeds of approximately $8,773,970, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering would incur immediate dilution of $0.35 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds of this offering general corporate purposes, including working capital. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short- and intermediate term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instructions to Virtu to sell shares of our common stock at any time throughout the term of the Sales Agreement. The number of shares that are sold through Virtu after our instruction will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with Virtu in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Future sales of our common stock could lower our stock price and dilute existing stockholders.

We may, in the future, sell additional shares of common stock in subsequent public or private offerings. We cannot predict the size of future issuances of our common stock or the effect, if any, that future sales and issuances of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock. In addition, these sales may be dilutive to existing stockholders.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

All of our shares of common stock sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of our shares of common stock may be sold in the public market following this offering, which may cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares of common stock.

4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements.

These forward-looking statements reflect our management’s beliefs and views with respect to future events, are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in these forward-looking statements. We discuss many of these risks in greater detail in this prospectus under “Risk Factors” and in our Annual Report on Form 10-K filed with the SEC on March 17, 2023 and our Quarterly Report on Form 10-Q filed with the SEC on May 11, 2023, as well as those described in the other documents we file with the SEC. Moreover, new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable laws or regulations.

5

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $8,773,970  from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We expect to use the net proceeds of this offering for general corporate purposes, including working capital.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, investment-grade, interest-bearing instruments.

6

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value of our common stock as of March 31, 2023 was approximately $18,911,237, or approximately $0.56 per share of common stock based upon 33,719,592 shares outstanding as of such date. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of March 31, 2023.

After giving effect to the sale of our common stock in the aggregate amount of $8,773,970 at an assumed offering price of $1.00 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on May 23, 2023, and after deducting offering commissions and estimated offering expenses payable by us, our net tangible book value as of March 31, 2023 would have been approximately $27,424,728, or $0.65 per share of common stock. This represents an immediate increase in net tangible book value of $0.09 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.35 per share to new investors in this offering at the assumed public offering price.

The following table illustrates this calculation on a per share basis:

Assumed public offering price per share	$1.00
Net tangible book value per share as of March 31, 2023	$0.56
Increase in net tangible book value per share attributable to the offering	$0.09
As adjusted net tangible book value per share after giving effect to the offering	$0.65
Dilution in net tangible book value per share to new investors in this offering	$0.35

The number of shares of our common stock to be outstanding immediately after this offering is based on 33,719,592 shares of our common stock outstanding as of March 31, 2023. The number of shares outstanding as of March 31, 2023 excludes:

●	15,519,610 shares of common stock issuable upon the exercise of options outstanding as of March 31, 2023, at a weighted average exercise price of $1.19 per share;

●	203,808 shares of Common Stock issuable upon the settlement of restricted stock units (RSUs) outstanding as of March 31, 2023; and

●	2,756,173 shares of common stock reserved for future issuance under our 2021 Equity Incentive Plan as of March 31, 2023.

The foregoing table does not give effect to the exercise of any outstanding options. To the extent options are exercised, there may be further dilution to new investors.

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DESCRIPTION OF CAPITAL STOCK

Common Stock

Our certificate of incorporation, as amended and restated (“Certificate of Incorporation”) authorize us to issue up to 100,000,000 shares of common stock, $0.00001 par value. Each holder of our common stock is entitled to one (1) vote for each share held of record on all voting matters we present for a vote of stockholders, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities, and there are no conversion rights or redemption or sinking fund provisions with respect to our common stock. All shares of our common stock are entitled to share equally in dividends from sources legally available when, and if, declared by our Board of Directors.

Our Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by the Certificate of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

In the event of our liquidation or dissolution, all shares of our common stock are entitled to share equally in our assets available for distribution to stockholders. However, the rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of preferred stock that have been issued or shares of preferred stock that our Board of Directors may decide to issue in the future.

Preferred Stock

Our Certificate of Incorporation authorize us to issue up to 10,000,000 shares of preferred stock, $0.00001 par value. Our Board of Directors is authorized, without further action by the stockholders, to issue shares of preferred stock and to fix the designations, number, rights, preferences, privileges, and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms. We believe that the Board of Directors’ power to set the terms of, and our ability to issue preferred stock, will provide flexibility in connection with possible financing or acquisition transactions in the future. The issuance of preferred stock, however, could adversely affect the voting power of holders of common stock and decrease the amount of any liquidation distribution to such holders. The presence of outstanding preferred stock could also have the effect of delaying, deterring, or preventing a change in control of our Company.

Registration Rights

We are parties to that certain second amended and restated investors’ rights agreement dated December 24, 2014. At any time after the 180 days following the effectiveness of the registration statement in connection with our initial public offering, the holders of registrable securities, as described in the second amended and restated investors’ rights agreement are entitled to rights with respect to the registration of their shares under the Securities Act. These rights are provided under the terms of the second amended and restated investors’ rights agreement, and include demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses of underwritten registrations will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered, except for certain expense of counsel which shall be borne by the Company.

At any time after the 180 days following the effectiveness of the registration statement in connection with our initial public offering, the holders of at least a majority of the registrable securities then outstanding, may make a written request that we register all or a portion of such registrable securities, subject to certain specified conditions and exceptions. Such request for registration must cover at least 40% of the registrable securities then outstanding.

At any time we are eligible to file a registration statement on Form S-3 the holders of at least 30% of the registrable securities then outstanding may make a written request that we that we prepare and file a registration statement on Form S-3 under the Securities Act with respect to registrable securities of such holders having an anticipated aggregate offering price, net of selling expenses, of at least $10 million, the Company, subject to certain specified conditions and exceptions.

If we propose to register any of our securities under the Securities Act in connection with the public offering of such securities solely for cash, the holders of our registrable securities, subject to certain exceptions, be entitled to include their shares in our registration statement. These registration rights are subject to specified conditions and limitations, including, but not limited to, the right of the underwriters to limit the number of shares included in any such offering under certain circumstances, but not below 30% of the total amount of securities included in such offering.

Indemnification

Our second amended and restated investors’ rights agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

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Expiration of Registration Rights

The registration rights granted under the second amended and restated investor rights agreement will terminate on the earlier of the closing of a deemed liquidation event as defined in our second amended and restated certificate of incorporation, such time as Rule 144 is available for the sale of all of the holders’ shares without limitation during a three-month period and the fifth anniversary of the completion of this offering.

Anti-Takeover Provisions

Certificate of Incorporation and Bylaw Provisions

Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management team, including the following:

Classified Board. Our fifth amended and restated certificate of incorporation and amended and restated bylaws provide that our board of directors be classified into three classes of directors, each of which will hold office for a three-year term. In addition, directors may only be removed from the board of directors for cause and only by the approval of two-thirds of the combined vote of our then outstanding shares of common stock. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

Supermajority Approvals. Our amended and restated bylaws require the approval of two-thirds of the combined vote of our then-outstanding shares of our common stock to amend our bylaws. This will have the effect of making it more difficult to amend our amended and restated bylaws to remove or modify certain provisions.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our meetings of stockholder.

Issuance of Undesignated Preferred Stock. Our board of directors have the authority, without further action by the holders of our common stock, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of preferred stock will enable our board of directors to render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise.

Issuance of Unissued Stock. Our shares of unissued common stock are available for future issuance without stockholder approval, subject to certain protections afforded to our preferred stock pursuant to our certificate of incorporation, as amended and restated. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions, payment as a dividend on the capital stock or as equity compensation to our service providers under our equity compensation plans. The existence of unissued and unreserved common stock may enable our board of directors to issue shares to persons friendly to current management thereby protecting the continuity of our management. Also, if we issue additional shares of our authorized, but unissued, common stock, these issuances will dilute the voting power and distribution rights of our existing common stockholders.

Delaware Law

We are governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	the business combination or transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors prior to the time that the stockholder became an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing changes in control of our company.

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Choice of Forum

Our amended and restated certificate of incorporation provide that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty by any of our directors, officers or other employees to us or our stockholders; any action asserting a claim against the Company, our directors or officer or employees directors arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or amended and restated bylaws or any other action asserting a claim against us our directors or officers or employees that is governed by the internal affairs doctrine. This choice of forum provision does not apply to actions brought to enforce a duty or liability created by the Exchange Act or any other claim for which federal courts have exclusive jurisdiction.

Furthermore, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. We intend for this provision to apply to any complaints asserting a cause of action under the Securities Act despite the fact that Section 22 of the Securities Act creates concurrent jurisdiction for the federal and state courts over all actions brought to enforce any duty or liability created by the Securities Act or the rules and regulations promulgated thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions in our certificate of incorporation to be inapplicable or unenforceable

Limitations of Liability and Indemnification

Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors.

Our bylaws, as amended, provide that we will indemnify our directors and officers to the fullest extent permitted by law, and may indemnify employees and other agents. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding.

Our bylaws, as amended, subject to the provisions of the DGCL, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he or she reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 as amended, or the Securities Act, may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. Its fax number is (801) 274-1099. Investors may reach our transfer agent at info@actionstocktransfer.com.

10

PLAN OF DISTRIBUTION

We have entered into an ATM Sales Agreement (the “Sales Agreement”) with Virtu Americas LLC (“Virtu”) pursuant to which we may issue and sell shares of our common stock, $0.00001 par value per share, through or to Virtu, acting as our sales agent or principal. Pursuant to this prospectus, we may issue and sell up to $8,773,970  of our common stock. This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to this registration statement of which this prospectus is a part. See “Where You Can Find More Information” below.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Virtu may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on the Nasdaq Capital Market or any other existing trading market for our common stock. We or Virtu may suspend the offering of our common stock upon notice and subject to other conditions.

We will pay Virtu in cash, upon each sale of our common stock pursuant to the Sales Agreement, a commission in an amount of up to 3% of the gross sales price per share for any shares of common stock sold through Virtu acting as our sales agent under the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Virtu for certain specified expenses, including the fees and disbursements of its legal counsel in an aggregate amount not exceeding $35,000. Additionally, pursuant to the terms of the Sales Agreement, we agreed to reimburse Virtu for the documented fees and disbursements of its legal counsel reasonably incurred in connection with Virtu’s ongoing diligence arising from the transactions contemplated by the Sales Agreement in an amount not to exceed $2,500 per calendar quarter. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Virtu under the terms of the Sales Agreement, will be approximately $120,000.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on another date that is agreed upon by us and Virtu in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Virtu may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Virtu will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase shares of our common stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the common stock on our behalf, Virtu will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Virtu will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Virtu against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein.

We have agreed to indemnify Virtu and specified other persons against certain liabilities relating to or arising out of Virtu’s activities under the Sales Agreement and to contribute to payments that Virtu may be required to make in respect of such liabilities.

Virtu and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Virtu will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

This prospectus and the accompanying base prospectus in electronic format may be made available on a website maintained by Virtu, and Virtu may distribute this prospectus and the accompanying base prospectus electronically.

11

LEGAL MATTERS

Sichenzia Ross Ference LLP, New York, New York, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Cyngn Inc. Virtu is being represented in connection with this offering by Duane Morris LLP, New York, New York.

EXPERTS

The consolidated balance sheets of the Company as of December 31, 2022 and 2021, the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2022 and the related notes, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our website found at www.cyngn.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.

12

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (ii) after the date of this prospectus until the offering of the securities is terminated:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 17, 2023;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 11, 2023;

●	our Current Report on Form 8-K filed with the SEC on March 29, 2023; and

●	the description of our common stock contained in our Registration Statement on Form 8-A registering our common stock under Section 12(b) under the Exchange Act, filed with the SEC on October 19, 2021.

13

Up to $8,773,970

Common Stock

PROSPECTUS

Virtu

, 2023

The information in this selling stockholder prospectus is not complete and may be changed. The Selling Stockholders named in this selling stockholder prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This selling stockholder prospectus is not an offer to sell these securities described and is not soliciting offers to buy such securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 31, 2023

PROSPECTUS

CYNGN INC.

7,721,781 shares of Common Stock

This prospectus relates to the offering and resale by the selling stockholders identified herein of an aggregate of 7,721,781 shares of common stock, par value $0.00001 of Cyngn Inc. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale by the selling stockholders of the common stock.

The selling stockholders may sell or otherwise dispose of the common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell or otherwise dispose of the common stock covered by this prospectus in the section entitled “Plan of Distribution” on page 10 of this prospectus. For information on the selling stockholders, see the section entitled “Selling Stockholders” on page 9 of this prospectus. Discounts, concessions, commissions and similar selling expenses attributable to the sale of common stock covered by this prospectus will be borne by the selling stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the common stock with the Securities and Exchange Commission (the “SEC” or the “Commission”).

Our common stock is listed on The Nasdaq Capital Market under the symbol “CYN.” On May 30, 2023, the last reported sale price of our common stock was $1.04 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves risks. You should carefully read the “Risk Factors” beginning on page 4 of this prospectus before investing.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2023

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC. Under this registration statement, the selling stockholders may sell the securities described in this prospectus in one or more offerings. A prospectus supplement may add to, update or change the information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the heading “Information Incorporated by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized, nor has any selling stockholder authorized, any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any applicable prospectus supplement is delivered or securities are sold on a later date.

As used in this prospectus and unless otherwise indicated, the terms “we,” “us,” “our,” “Cyngn,” or the “Company” refer to CYNGN Inc. and its consolidated subsidiaries.

ii

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus and in the documents we incorporate by reference into this prospectus. The summary is not complete and does not contain all of the information that you should consider before investing in our common stock. After you read this summary, you should read and consider carefully the entire prospectus and any prospectus supplement and the more detailed information and financial statements and related notes that are incorporated by reference into this prospectus and any prospectus supplement. If you invest in our shares, you are assuming a high degree of risk.

Overview

We are an autonomous vehicle (“AV”) technology company that is focused on addressing industrial uses for autonomous vehicles. We believe that technological innovation is needed to enable adoption of autonomous industrial vehicles that will address the substantial industry challenges that exist today. These challenges include labor shortages, lagging technological advancements from incumbent vehicle manufacturers, and high upfront investment commitment.

According to the “Trends in Supporting and Scaling Modern Automation” report by Ricoh & ABI Research Report, historically, less than 1% of industrial vehicle equipment shipped by top manufacturers has been automated. Despite these low penetration rates, the benefits of industrial vehicle automation can produce operational efficiency gains of upwards of 50%, according to the “Industry 4.0: Reimagining manufacturing operations after COVID 19” article by McKinsey & Company. As automation proliferates, these industries will gradually shift to service-based models that will decrease upfront capital expenditures and create new revenue streams while unlocking new value in the supply chain. Our Autonomous Vehicle (“AV”) technology is uniquely positioned to capitalize upon these changes by offering a universal autonomy solution that can deliver self-driving capabilities and data insights to nearly every industrial vehicle on the market.

We integrate our full-stack autonomous driving software, DriveMod, onto vehicles manufactured by Original Equipment Manufacturers (“OEM”) either via retrofit of existing vehicles or by integration directly into vehicle assembly. We design the Enterprise Autonomy Suite (“EAS”) to be compatible with sensors and components from leading hardware technology providers and integrate our proprietary AV software to produce differentiated autonomous vehicles.

Autonomous driving has common technological building blocks that remain similar across vehicles and applications. By tapping into these building blocks, DriveMod is designed to deliver autonomy to new vehicles via streamlined hardware/software integration. This vehicle-agnostic approach enables DriveMod to expand to new vehicles and novel operational design domains (“ODD”). In short, almost every industrial vehicle, regardless of use case, can move autonomously using our technology.

Our approach accomplishes several primary value propositions:

1.	Brings autonomous capabilities to vehicles built by proven manufacturers that are already trusted by customers.

2.	Generates continual customer value by leveraging the synergistic relationship of autonomous vehicles and data.

3.	Creates consistent autonomous vehicle operation and interfaces for diverse fleets.

4.	Complements the core competencies of existing industry players by introducing leading-edge technologies like Artificial Intelligence (“AI”) and Machine Learning (“ML”), cloud/connectivity, sensor fusion, high-definition mapping, and real-time dynamic path planning & decision making.

We believe our market positioning as a technology partner to vehicle manufacturers creates a synergy with incumbent suppliers that already have established sales, distribution, and service/maintenance channels. By focusing on industrial use cases and partnering with the incumbent OEMs in these spaces, we believe we can source and execute revenue-generating opportunities more quickly.

Our long-term vision is for EAS to become a universal autonomous driving solution with minimal marginal cost for companies to adopt new vehicles and expand their autonomous fleets across new deployments. We have already deployed DriveMod software on more than ten different vehicle form factors that range from stockchasers and stand-on floor scrubbers to 14-seat shuttles and electric forklifts as part of prototypes and proof of concept projects, demonstrating the extensibility of our AV building blocks.

Our Corporate Information

The Company was originally incorporated in the State of Delaware on February 1, 2013, under the name Cyanogen, Inc. or Cyanogen. The Company started as a venture funded company with offices in Seattle and Palo Alto, aimed at commercializing CyanogenMod, direct to consumer and through collaborations with mobile phone manufacturers. CyanogenMod was an open-source operating system for mobile devices, based on the Android mobile platform.

Between 2013 and 2015, Cyanogen released multiple versions of its mobile operating system, and collaborated with an ecosystem of companies including mobile phone OEMs, content providers and leading technology partners.

In 2016 the Company’s management and board of directors, determined to pivot its product focus and commercial direction from the mobile device and telecom space to industrial and commercial autonomous driving. In May 2017, the Company changed its name to CYNGN Inc.

Our principal executive offices are located at 1015 O’Brien Dr., Menlo Park, CA 94025, and our telephone number is (650) 924-5905. We maintain our corporate website at www.cyngn.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements.

These forward-looking statements reflect our management’s beliefs and views with respect to future events, are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in these forward-looking statements. We discuss many of these risks in greater detail in this prospectus under “Risk Factors” and in our Annual Report on Form 10-K filed with the SEC on March 17, 2023 and our Quarterly Report on Form 10-Q filed with the SEC on May 11, 2023, as well as those described in the other documents we file with the SEC. Moreover, new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable laws or regulations.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed below, as well as those under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the SEC on March 17, 2023 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 as filed with the SEC on May 11, 2023, and as incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed by us after the date hereof and incorporated by reference into this prospectus. Please also read carefully the section above titled “Special Note Regarding Forward-Looking Statements.”

The sale of a substantial amount of our common stock, including resale of the shares of common stock held by the selling stockholders in the public market, could adversely affect the prevailing market price of our common stock.

This prospectus covers the resale of 7,721,781 shares of our common stock held by the selling stockholders. Sales of substantial amounts of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. We cannot predict if and when selling stockholders may sell such shares in the public market.

USE OF PROCEEDS

We will not receive any of the proceeds from any sale or other disposition of the shares of common stock covered by this prospectus.

DESCRIPTION OF CAPTIAL STOCK

Common Stock

Our certificate of incorporation, as amended and restated (“Certificate of Incorporation”) authorize us to issue up to 100,000,000 shares of common stock, $0.00001 par value. Each holder of our common stock is entitled to one (1) vote for each share held of record on all voting matters we present for a vote of stockholders, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities, and there are no conversion rights or redemption or sinking fund provisions with respect to our common stock. All shares of our common stock are entitled to share equally in dividends from sources legally available when, and if, declared by our Board of Directors.

Our Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by the Certificate of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

In the event of our liquidation or dissolution, all shares of our common stock are entitled to share equally in our assets available for distribution to stockholders. However, the rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of preferred stock that have been issued or shares of preferred stock that our Board of Directors may decide to issue in the future.

Preferred Stock

Our Certificate of Incorporation authorize us to issue up to 10,000,000 shares of preferred stock, $0.00001 par value. Our Board of Directors is authorized, without further action by the stockholders, to issue shares of preferred stock and to fix the designations, number, rights, preferences, privileges, and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms. We believe that the Board of Directors’ power to set the terms of, and our ability to issue preferred stock, will provide flexibility in connection with possible financing or acquisition transactions in the future. The issuance of preferred stock, however, could adversely affect the voting power of holders of common stock and decrease the amount of any liquidation distribution to such holders. The presence of outstanding preferred stock could also have the effect of delaying, deterring, or preventing a change in control of our Company.

Registration Rights

We are parties to that certain second amended and restated investors’ rights agreement dated December 24, 2014. At any time after the 180 days following the effectiveness of the registration statement in connection with our initial public offering, the holders of registrable securities, as described in the second amended and restated investors’ rights agreement are entitled to rights with respect to the registration of their shares under the Securities Act. These rights are provided under the terms of the second amended and restated investors’ rights agreement, and include demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses of underwritten registrations will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered, except for certain expense of counsel which shall be borne by the Company.

At any time after the 180 days following the effectiveness of the registration statement in connection with our initial public offering, the holders of at least a majority of the registrable securities then outstanding, may make a written request that we register all or a portion of such registrable securities, subject to certain specified conditions and exceptions. Such request for registration must cover at least 40% of the registrable securities then outstanding.

At any time we are eligible to file a registration statement on Form S-3 the holders of at least 30% of the registrable securities then outstanding may make a written request that we that we prepare and file a registration statement on Form S-3 under the Securities Act with respect to registrable securities of such holders having an anticipated aggregate offering price, net of selling expenses, of at least $10 million, the Company, subject to certain specified conditions and exceptions.

If we propose to register any of our securities under the Securities Act in connection with the public offering of such securities solely for cash, the holders of our registrable securities, subject to certain exceptions, be entitled to include their shares in our registration statement. These registration rights are subject to specified conditions and limitations, including, but not limited to, the right of the underwriters to limit the number of shares included in any such offering under certain circumstances, but not below 30% of the total amount of securities included in such offering.

We are including the shares of the selling stockholder in this registration pursuant to the terms of the second amended and restated investor rights agreement.

Indemnification

Our second amended and restated investors’ rights agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

Expiration of Registration Rights

The registration rights granted under the second amended and restated investor rights agreement will terminate on the earlier of the closing of a deemed liquidation event as defined in our second amended and restated certificate of incorporation, such time as Rule 144 is available for the sale of all of the holders’ shares without limitation during a three-month period and the fifth anniversary of the completion of this offering.

Anti-Takeover Provisions

Certificate of Incorporation and Bylaw Provisions

Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management team, including the following:

Classified Board. Our fifth amended and restated certificate of incorporation and amended and restated bylaws provide that our board of directors be classified into three classes of directors, each of which will hold office for a three-year term. In addition, directors may only be removed from the board of directors for cause and only by the approval of two-thirds of the combined vote of our then outstanding shares of common stock. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

Supermajority Approvals. Our amended and restated bylaws require the approval of two-thirds of the combined vote of our then-outstanding shares of our common stock to amend our bylaws. This will have the effect of making it more difficult to amend our amended and restated bylaws to remove or modify certain provisions.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our meetings of stockholder.

Issuance of Undesignated Preferred Stock. Our board of directors have the authority, without further action by the holders of our common stock, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of preferred stock will enable our board of directors to render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise.

Issuance of Unissued Stock. Our shares of unissued common stock are available for future issuance without stockholder approval, subject to certain protections afforded to our preferred stock pursuant to our certificate of incorporation, as amended and restated. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions, payment as a dividend on the capital stock or as equity compensation to our service providers under our equity compensation plans. The existence of unissued and unreserved common stock may enable our board of directors to issue shares to persons friendly to current management thereby protecting the continuity of our management. Also, if we issue additional shares of our authorized, but unissued, common stock, these issuances will dilute the voting power and distribution rights of our existing common stockholders.

Delaware Law

We are governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	the business combination or transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors prior to the time that the stockholder became an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing changes in control of our company.

Choice of Forum

Our amended and restated certificate of incorporation provide that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty by any of our directors, officers or other employees to us or our stockholders; any action asserting a claim against the Company, our directors or officer or employees directors arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or amended and restated bylaws or any other action asserting a claim against us our directors or officers or employees that is governed by the internal affairs doctrine. This choice of forum provision does not apply to actions brought to enforce a duty or liability created by the Exchange Act or any other claim for which federal courts have exclusive jurisdiction.

Furthermore, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. We intend for this provision to apply to any complaints asserting a cause of action under the Securities Act despite the fact that Section 22 of the Securities Act creates concurrent jurisdiction for the federal and state courts over all actions brought to enforce any duty or liability created by the Securities Act or the rules and regulations promulgated thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions in our certificate of incorporation to be inapplicable or unenforceable

Limitations of Liability and Indemnification

Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors.

Our bylaws, as amended, provide that we will indemnify our directors and officers to the fullest extent permitted by law, and may indemnify employees and other agents. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding.

Our bylaws, as amended, subject to the provisions of the DGCL, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he or she reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 as amended, or the Securities Act, may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. Its fax number is (801) 274-1099. Investors may reach our transfer agent at info@actionstocktransfer.com.

SELLING STOCKHOLDERS

Pursuant to the second amended and restated investors’ rights agreement dated December 24, 2014 by and among us and certain of our stockholders, or the investors rights agreement, at any time after the 180 days following the effectiveness of the registration statement in connection with our initial public offering, the holders of registrable securities, as described in the second amended and restated investors’ rights agreement are entitled to rights with respect to the registration of their shares under the Securities Act. These rights are provided under the terms of the second amended and restated investors’ rights agreement, and include demand registration rights, short-form registration rights and piggyback registration rights. In accordance with this investors’ rights agreement, this prospectus relates to the resale or other disposition by the selling stockholders identified in the table below of up to an aggregate of 7,721,781 common shares held by such holders.

The shares of common stock being offered by the selling stockholders are those previously issued to the selling stockholders. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for as set forth below, the ownership of the shares of common stock or in the footnotes to the table below, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock as of May 15, 2023. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. The percentage of common stock owned after the offering is based upon 33,826,823 shares issued and outstanding as of May 15, 2023.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution”.

Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After Offering
Entities affiliated with Benchmark (1)	9,238,787	5,862,870	3,375,917	9.98%
Andreessen Horowitz Fund III Entities (2)	5,234,828	1,858,911	3,375,917	9.98%

*	Less than one percent.
(1)	Consists of (i) 8,948,625 shares held by Benchmark Capital Partners VII, L.P. (“BCP VII”), for itself and as nominee for Benchmark Founders’ Fund VII, L.P. (“BFF VII”) and Benchmark Founders’ Fund VII-B, L.P. (“BFF VII-B”), and (ii) 290,162 shares held by Benchmark Capital Partners VI, L.P. (“BCP VI”), for itself and as nominee for Benchmark Founders’ Fund VI, L.P. (“BFF VI”), Benchmark Founders’ Fund VI-B, L.P. (“BFF VI-B”) and related persons. Benchmark Capital Management Co. VII, L.L.C. (“BCMC VII”) is the general partner of BCP VII, BFF VII and BFF VII-B, and may be deemed to have sole voting and investment power over shares held by BCP VII. Matthew R. Cohler, Bruce W. Dunlevie, Peter H. Fenton, J. William Gurley, Kevin R. Harvey and Mitchell H. Lasky are the managing members of BCMC VII. Benchmark Capital Management Co. VI, L.L.C. (“BCMC VI”) is the general partner of BCP VI, BFF VI and BFF VI-B, and may be deemed to have sole voting and investment power over shares held by BCP VI. Alexandre Balkanski, Matthew R. Cohler, Bruce W. Dunlevie, Peter H. Fenton, J. William Gurley, Kevin R. Harvey, Robert C. Kagle and Mitchell H. Lasky are the managing members of BCMC VI. The principal business address for the Benchmark entities is 2965 Woodside Road, Woodside, California 94062. Mr. Lasky departed from Cyngn’s board of directors on August 9, 2022.
(2)	Consists of shares held by Andreessen Horowitz Fund III, L.P., for itself and as nominee for Andreessen Horowitz Fund III-A, L.P., Andreessen Horowitz Fund III-B, L.P., and Andreessen Horowitz Fund III-Q, L.P. (collectively, the “Andreessen Horowitz Fund III Entities”). The general partner of each of the Andreessen Horowitz Fund III Entities is AH Equity Partners III, L.L.C., of which the managing members are Marc Andreessen and Ben Horowitz.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes partners, members, equityholders, transferees, pledgees, donees, or other successors-in-interest selling shares of common stock previously issued, or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders may sell their shares of our common stock pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The shares of common stock offered by this prospectus may be sold or distributed from time to time by the selling stockholders, or by their partners, members, equityholders, transferees, pledgees, donees, or other successors, in any one or more of the following ways:

●	through the distribution by a selling stockholder to its partners, members or equityholders;

●	directly to one or more purchasers in privately negotiated transactions;

●	in underwritten offerings;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

A selling stockholder that is venture capital fund, institutional investor or pooled investment vehicle may elect to make an in-kind distribution of shares of common stock, on a pro rata basis or otherwise, to its members, general or limited partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners, or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of common stock covered by this registration statement pursuant to such distribution.

Once sold under the shelf registration statement of which this prospectus forms a part the shares of common stock will be freely tradeable in the hands of persons other than our affiliates.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker- dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders and any broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the common stock in the market and to the activities of the selling stockholders and their affiliates. These rules may limit the timing of purchases and sales of the common stock by such selling stockholders. Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

Pursuant to that certain second amended and restated investors’ rights agreement, we have agreed to bear all expenses in connection with the registration of the common stock by the selling stockholders. The selling stockholders have agreed to bear all underwriting discounts, selling commissions, and share transfer taxes applicable to the sale of such common stock, and fees and disbursements of counsel for the selling stockholders, other than the fees and disbursements of one counsel for the selling stockholders, which we have agreed to pay in an amount not to exceed $25,000. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities for violations of the Securities Act, Exchange Act and state securities laws and liabilities relating to this prospectus and the registration statement of which it forms a part, including amendments and supplements.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until such time as the shares offered by the selling stockholders have been effectively registered under the Securities Act and disposed of in accordance with such investors’ rights agreement, the shares offered by the selling stockholders have been disposed of pursuant to Rule 144 under the Securities Act or the shares offered by the selling stockholders may be resold pursuant to Rule 144 without restriction or limitation (including without the requirement to be in compliance with Rule 144(c)(1)) or another similar exemption under the Securities Act.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated balance sheets of the Company as of December 31, 2022 and 2021, the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2022 and the related notes, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act that registers the shares of our common stock covered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. For further information with respect to us and our common stock, you should refer to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in or incorporated by reference into this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or one of our filings with the SEC that is incorporated by reference into the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement contained in or incorporated by reference into this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov.

We make available, free of charge, on our website at www.cyngn.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained on or through that site, other than documents we file with the SEC that are specifically incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (ii) after the date of this prospectus until the offering of the securities is terminated:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 17, 2023;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 11, 2023;

●	our Current Report on Form 8-K filed with the SEC on March 29, 2023; and

●	the description of our common stock contained in our Registration Statement on Form 8-A registering our common stock under Section 12(b) under the Exchange Act, filed with the SEC on October 19, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All amounts shown are estimates, except the SEC registration fee and FINRA filing fee.

Expense	Amount
SEC registration fee	$6,346
FINRA filing fee	8,000
Legal fees and expenses	85,000	(1)(2)
Accounting fees and expenses	60,000	(1)(2)
Miscellaneous expenses	10,000	(2)
Total	$169,346

(1)	Represents fees incurred in connection with the filing of this shelf registration statement and Sales Agreement. We will incur additional legal and accounting fees and expenses based on the type of securities offered and the number of issuances and accordingly cannot be estimated at this time.

(2)	An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Officers and Directors.

Indemnification Agreements

On October 29, 2021, the Board of Directors entered into indemnification agreements with each of its directors and executive officers (the “D&O Indemnification Agreements”). The D&O Indemnification Agreements provide that the Corporation will indemnify each of its directors, executive officers, and such other key employees against any and all expenses incurred by that director or executive officer because of his or her status as one of the Corporation’s directors or executive officers, to the fullest extent permitted by Delaware law and the Corporation’s amended and restated certificate of incorporation. In addition, the D&O Indemnification Agreements provide that, to the fullest extent permitted by Delaware law, the Corporation will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation, as amended and restated, limits the liability of directors to the maximum extent permitted by Delaware General Corporation Law (the “DGCL”). The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law, and may indemnify employees and other agents. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding.

Our bylaws, subject to the provisions of the DGCL contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he or she reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 as amended, or the Securities Act, may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Item 16. Exhibits.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
1.2	ATM Sales Agreement, dated May 31, 2023, by and between the Registrant and Virtu Americas LLC.
3.1	Fourth Amended and Restated Certificate of Incorporation of Registrant incorporated by reference to Exhibit 3.1 to the Company’s Amendment to the Registration Statement on Form S-1 (No. 333-259278) filed with the SEC on October 15, 2021.
3.2	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of Registrant incorporated by reference to Exhibit 3.2 to the Company’s Amendment to the Registration Statement on Form S-1 (No. 333-259278) filed with the SEC on October 15, 2021.
3.3	Second Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of Registrant incorporated by reference to Exhibit 3.3 to the Company’s Amendment to the Registration Statement on Form S-1 (No. 333-259278) filed with the SEC on October 15, 2021.
3.4	Third Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of Registrant incorporated by reference to Exhibit 3.4 to the Company’s Amendment to the Registration Statement on Form S-1 (No. 333-259278) filed with the SEC on October 15, 2021.
3.5	Fourth Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of Registrant incorporated by reference to Exhibit 3.5 to the Company’s Amendment to the Registration Statement on Form S-1 (No. 333-259278) filed with the SEC on October 15, 2021.
3.6	Fifth Amended and Restated Certificate of Incorporation of Registrant incorporated by reference to Exhibit 3.6 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 19, 2021.
3.7	Amended and Restated Bylaws of Registrant, incorporated by reference to Exhibit 3.8 to the Company’s Amendment to the Registration Statement on Form S-1 (No. 333-259278) filed with the SEC on October 15, 2021.
4.1*	Form of Certificate of Designation
4.2*	Form of Preferred Stock Certificate
4.3*	Form of Warrant Agreement and Warrant Certificate
4.4*	Form of Stock Purchase Agreement
4.5*	Form of Rights Agreement and Form of Rights Certificate
4.6*	Form of Unit Agreement and Unit Certificate
5.1	Opinion of Sichenzia Ross Ference LLP (previously filed)
5.2	Opinion of Sichenzia Ross Ference LLP relating to the ATM Prospectus
5.3	Opinion of Sichenzia Ross Ference LLP relating to the Selling Stockholder Prospectus
23.1	Consent of Marcum LLP
23.2	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)
23.3	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.2)
23.4	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.3)
24.1	Power of Attorney (included on the signature page)
107	Filing Fee Table

*	To be filed, if applicable, by amendment or by a Current Report on Form 8-K and incorporated by reference herein.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Menlo Park, California, on May 31, 2023.

CYNGN INC.

By:	/s/ Lior Tal
Lior Tal
Chief Executive Officer and Director (Principal Executive Officer)

By:	/s/ Donald Alvarez
Donald Alvarez
Chief Financial Officer and Director (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Lior Tal	Chief Executive Officer, Chairman and Director	May 31, 2023
Lior Tal

/s/ Donald Alvarez	Chief Financial Officer and Director	May 31, 2023
Donald Alvarez

/s/ *	Director	May 31, 2023
Karen Macleod

/s/ *	Director	May 31, 2023
Colleen Cunningham

/s/ *	Director	May 31, 2023
James McDonnell

* By:	/s/ Donald Alvarez
Donald Alvarez
Attorney-In-Fact

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